EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS_________________

Vista Gold Corp. Announces First Quarter 2014 Results and Provides Update on Recent Activities

Denver, Colorado, May 2, 2014 - Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT and TSX: VGZ) today announced its unaudited financial results and highlights for the first quarter ended March 31, 2014.  A conference call with Management to discuss these results is scheduled for 2:30 p.m. MDT on May 6, 2014. The Company’s unaudited financial statements, Management’s Discussion and Analysis together with other important disclosures can be found in the Company’s  Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Recent Highlights:

•	Improved the balance sheet through the sale of approximately 50% of our shares in Midas Gold Corp. (“Midas”), raising approximately $10.6 million net proceeds from which we repaid our debt;
•	Completed an Option Agreement to option our interest in the Guadalupe de los Reyes gold/silver project for a series of future cash payments; and
•	Significantly reduced our Corporate G&A costs and Mt Todd gold project holding costs.

Frederick H. Earnest, President and Chief Executive Officer, commented, “I am pleased with the recent improvements to our balance sheet. In addition to successfully reducing our Corporate G&A and Mt Todd gold project holding costs, we have repaid our debt in full and we believe we have sufficient cash to operate well into the first quarter of 2015.  We have had productive discussions with the NT Department of Mines and Energy to establish a framework that we believe will facilitate its participation in water remediation and related environmental monitoring costs at the Mt Todd gold project.  We continue to target approval of the final environmental impact statement in the third quarter of this year, which we believe will further position the project for rapid development in an improving gold market.”

Summary of First Quarter 2014 Financial Results

We reported a net loss of $1.1 million or $0.01 per share for the three months ended March 31, 2014.  This includes an unrealized $2.1 million mark-to-market gain on our investment in Midas.  During the three months ended March 31, 2013, we reported net loss of $27.4 million, or $0.34 per share. The 2013 results included a $28.8 million unrealized loss on our investment in Midas.

Expenditures for exploration and property holding costs, principally at our Mt Todd gold project,  totaled $1.4 million for the three months ended March 31, 2014, down approximately 80% from $7.1 million for the same period in 2013, when costs included cash intensive programs such as water treatment and the prefeasibility study for the Mt Todd gold project.  We continue to identify and implement cost cutting measures at the Mt Todd gold project in addition to those introduced in 2013.

Corporate cost reduction measures have also successfully been implemented.  Corporate G&A costs totaled $1.3 million for the three months ended March 31, 2014, down approximately 33% from $1.9 million for the same period in 2013.

Our working capital at March 31, 2014 totaled approximately $16.2 million, including cash of approximately $7.5 million. The Company has no debt.

To review the Company’s  Quarterly Report on Form 10-Q for the three months ended March 31, 2014, including the related Management’s Discussion and Analysis, visit any of the following websites: www.sedar.com,  www.sec.gov or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the fiscal three months ended March 31, 2014  and to discuss corporate and project activities is scheduled for Tuesday, May 6, 2014 at 2:30 p.m. MDT.

Toll-free in North America: 1-866-443-4188

International:  416-849-6196

This call will also be web-cast and can be accessed at the following web location:

http://www.snwebcastcenter.com/webcast/vistagold/q1-2014/site/

This call will be archived and available at www.vistagold.com after May 6, 2014.  Audio replay will be available for 21 days by calling toll-free in North America: 1-866-245-6755, passcode 988947.

If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager – Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

All dollar amounts in the press release are U.S. dollars.

About Vista Gold Corp.

Vista’s principal assets include its flagship Mt Todd gold project in Northern Territory, Australia, and an  11.2% holding in Midas. We also have non-core projects in Mexico and California and royalty interests in projects in Bolivia and Indonesia.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, the NT Department of Mines and Energy’s participation in water remediation and related costs at the Mt Todd gold project, our ability to continue to identify and implement cost cutting measures at the Mt Todd gold project, the timing for the anticipated environmental impact statement approval, the position of the Mt. Todd gold project for rapid development in an improving gold market, sufficiency of current cash for Vista operations into the first quarter of 2015, and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,”  “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates;

as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on March 17, 2014 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.